Exhibit 99.1

China Information Security Technology Inc. Engages BDO Limited as New Independent Registered Public Accounting Firm

Shenzhen, China, April 21, 2010 -- China Information Security Technology, Inc. (Nasdaq: CPBY) ("China Information Security," or the "Company"), specialized in Geographic Information System (“GIS”), digital public security and hospital information systems, and a leading GIS software provider in China, today announced that the Company has engaged BDO Limited (“BDO”) as its independent registered public accounting firm effective April 21, 2010, replacing GHP Horwath, P.C. (“GHP Horwath”).

The decision to change auditors was not the result of any disagreement between the Company and GHP Horwath on any matter of accounting practices, financial statement disclosure, or auditing scope or procedure. The change was authorized and approved by the Company’s board of directors.

About China Information Security Technology, Inc.

China Information Security Technology, Inc., together with its subsidiaries, specialized in Geographic Information System (“GIS”), digital public security and hospital information systems, and aims to be the largest GIS software provider in the People’s Republic of China. Headquartered in Shenzhen, China, the Company’s total solutions include specialized software, hardware, systems integration, and related services organized into three business segments – Digital Public Security Technology (“DPST”), Geographic Information Systems (“GIS”), and Digital Hospital Information System (“DHIS”). To learn more about the Company, please visit its corporate website at http://www.chinacpby.com..

For further information, please contact:

China Information Security Technology, Inc.
Iris Yan
Tel: +86-755-8370-4767
Email: ir@chinacpby.com
http://www.chinacpby.com

Christensen
Kathy Li
Tel: +1-480-614-3036
Email: kli@christensenir.com

Roger Hu
Tel: +86-158-1049-5326
Email: rhu@christensenir.com